. IMPORTANT SPECIAL MEETING INFORMATION 000004 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Special Meeting Proxy Card q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3. 1. To approve and adopt the Agreement of Merger dated as of July 6, 2015, by and among Premier Financial Bancorp, Inc. (“Premier”), First National Bankshares Corporation (“First National”) and First National Acquisition, Inc., a wholly owned subsidiary of Premier (hereinafter the “Merger Agreement”) and the transactions contemplated thereby, pursuant to which First National will merge with the subsidiary of Premier, upon the terms and subject to the conditions set forth in the Merger Agreement, and shares of First National will be converted into the right to receive the Merger Consideration provided for in the Merger Agreement. 2. To approve, in a non-binding advisory vote, the compensation to be paid First National’s President, Matthew L. Burns, in the Merger. For Against Abstain + 3. To adjourn the meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to approve the matters to be considered by the shareholders at the meeting. 4. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting, or any adjournment thereof. B Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, executor, administrator or guardian, all should sign. All joint owners should sign. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign partnership name by authorized person. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND 1 U P X 2 5 6 9 1 7 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 027Q4B . q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q PROXY — FIRST NATIONAL BANKSHARES CORPORATION PROXY FOR 2015 SPECIAL MEETING OF SHAREHOLDERS One Cedar Street, Drawer 457, Ronceverte, West Virginia 24970 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FIRST NATIONAL BANKSHARES CORPORATION KNOW ALL MEN BY THESE PRESENTS, that the undersigned shareholder(s) of FIRST NATIONAL BANKSHARES CORPORATION, Ronceverte, West Virginia ("First National" or the “Company”), does (do) hereby nominate, constitute and appoint Mary F. Thompson or Kathy L. King or any one of them, with full power to act alone, as my true and lawful attorneys, with full power of substitution, for me and in my name, place and stead, to vote all the common stock of First National standing in my name on its books on November 17, 2015 at the Special Meeting of Shareholders of First National to be held at First National Bank’s main office at One Cedar Street, Ronceverte, West Virginia, on Wednesday, December 30, 2015, at 10:00 a.m., or at any adjournments thereof, with all powers the undersigned would possess if personally present, as follows: This proxy, when properly executed, will be voted as directed hereon. IF NO DIRECTION IS GIVEN, IT WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. This proxy may be revoked before its exercise as specified in the Proxy Statement for this meeting. PLEASE COMPLETE, DATE, SIGN AND RETURN IMMEDIATELY